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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-16342 and 33-18435; Form S-3 Nos. 2-90723, 2-97601, 33-2268,
33-06537, 33-13432, 33-25050, 33-09875, 33-184535, and 33-32244; Form S-4 Nos.
33-22250 and 33-98876; and Form S-1 Nos. 33-09612, 33-63446, and 33-73608) of
Sunshine Mining and Refining Company and in the related Prospectuses of our report dated February 21, 1997(except Note 5, as to which the date is September 10, 1997) with respect to the consolidated financial statements of Sunshine Mining and Refining Company, as amended, included in this Form 10-K/A.





                                        ERNST & YOUNG LLP


Dallas, Texas
October 15, 1997